Exhibit 24
AVANTOR, INC.
2019 ANNUAL REPORT
TO THE SECURITIES AND EXCHANGE COMMISSION
ON FORM 10-K
POWER OF ATTORNEY
The undersigned directors of Avantor, Inc., a Delaware corporation, that is to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 2019, do hereby appoint each of Michael Stubblefield, Thomas Szlosek, Justin Miller and Steven Eck their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for them and in their names said Form 10-K Report and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter said Form 10-K Report, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to each said attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in connection with the foregoing, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each of the said attorneys.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 6th day of February, 2020.

/s/ Rajiv Gupta	/s/ Juan Andres
Rajiv Gupta	Juan Andres

/s/ Thomas Connolly	/s/ Matthew Holt
Thomas Connolly	Matthew Holt

/s/ Andre Moura	/s/ Jo Natauri
Andre Moura	Jo Natauri

/s/ Jonathan Peacock	/s/ Rakesh Sachdev
Jonathan Peacock	Rakesh Sachdev

/s/ Christi Shaw
Christi Shaw